Exhibit 16.1

August 26, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Astra Space, Inc.

Dear Sir or Madam:

We have read the statements made by Astra Space, Inc. pursuant to Item 304(a)(1) included under the section titled “Changes in Independent Registered Public Accounting Firm” as part of the Registration Statement on Form S-1 dated August 26, 2022. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP